Exhibit 10.6

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY.

Senior Secured Promissory Note

Up to $15,000,000.00 May 14, 2024

For value received, Tenet Medicines, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Eliem Therapeutics, Inc., or its registered assigns (hereinafter, together with successors in title and assigns, referred to as the “Lender”), the principal sum of the actual amount advanced hereunder, together with interest from the date hereof on the principal amount outstanding from time to time, as specified below. On or about the date hereof, $5,000,000 was advanced hereunder, as recorded on Exhibit A hereto (the “Initial Advance”). Any additional advances hereunder (each an “Additional Advance”) (a) shall be requested by the Company at least five (5) Business Days prior to the requested funding date, by delivery of a certificate, certified by the Chief Executive Officer of the Company, specifying (i) the amount of the requested funding, (ii) the requested date of such funding, and (iii) reasonable detail regarding the anticipated uses of such funds in accordance with Section 7 hereunder, (b) shall be advanced by the Lender following its reasonably prompt determination (acting reasonably and in good faith) that the requested advance is consistent with Section 7 hereunder, and (c) shall be recorded on Exhibit A hereto by the Lender contemporaneously with any such advance, provided that the failure or delay of the Lender to record any such advance shall have no effect upon the Lender’s rights hereunder, including its right to be repaid such advance, interest thereon, or other amounts in respect thereof, in each case as set forth in this Note. The maximum aggregate amount of all principal advances under this Note shall be fifteen million dollars ($15,000,000.00), including the Initial Advance, and the Company shall not request, and the Lender shall not advance, any amount in excess thereof. The Initial Advance and any and all Additional Advances hereunder are referred to collectively herein as the “Advances.”

1.
Interest. All principal amounts advanced under this Note shall accrue interest daily at an annual simple rate of six percent (6%) calculated based on a 365-day year, provided that upon the occurrence of an Event of Default (as defined below, and including without limitation any Insolvency Event (as defined below)), at the option of Lender and upon written notice to the Company, such amounts shall, from the date of such Event of Default until timely waived in writing by the Lender, accrue interest daily at an annual rate of ten percent (10%) calculated based on a 365-day year. Interest shall be computed on the basis of the actual number of days elapsed.
2.
Maturity. The principal amount outstanding under this Note together with accrued interest (the sum of such principal and accrued interest being hereinafter referred to as the “Outstanding Amount”) shall be automatically due and payable, without notice or demand, on the earliest to occur of the following (the date of such occurrence, the “Maturity Date”): (a) May 14, 2025; (b) a Corporate Transaction (but excluding, the closing of the merger contemplated by the Merger Agreement (as defined below)); or (c) a Qualified Financing (as defined below), in accordance with the terms hereof. “Corporate Transaction” shall mean (A) the closing of the sale, lease, transfer, exclusive license or other disposition (other than non-exclusive licenses in the ordinary course of business) of any material assets of the Company in one transaction or a series of related transactions, (B) a merger, consolidation, statutory conversion, transfer, domestication, or continuance in which the Company is a party and the shares of capital stock of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for shares of capital stock or other equity interests that represent, immediately following such transaction, less than a majority, by voting power, of the capital stock or other equity interests of (1) the surviving or resulting corporation or entity; or (2) the parent corporation or entity of such surviving or resulting corporation or entity that is a wholly owned subsidiary of such parent, or (C) the sale, transfer, exchange or other disposition, in a single transaction or a series of transactions, by the stockholders of the Company of shares of capital stock representing a majority of the voting power of the Company. “Qualified Financing” shall mean the Company’s receipt of at least $15,000,000 in the aggregate, either individually or collectively, gross proceeds from the closing or series of closings of one or more bona fide equity and/or debt financings of the Company (including the sale and issuance of simple agreements for future equity and convertible notes or other convertible securities) subsequent to this Note.
3.
Collateral, Security Interest, and Priority.
(a)
Grant of Security Interest in All Assets. The Company hereby grants and assigns to the Lender to secure the payment and performance in full of all the Company’s obligations hereunder (whether for principal, interest, costs, expenses or otherwise), a continuing security interest in all of the Company’s assets, properties and rights, now existing or hereinafter arising, including, without limitation, all personal property of every kind and nature, including, without limitation, all goods, inventory, equipment, instruments, documents, accounts, including health care insurance receivables, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, investment property, financial assets, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles, including, without limitation, all payment intangibles, patents, patent applications, and the like, including without limitation improvements, divisions, continuations, renewals, reissues, extension and continuations-in-part of the same, trademarks and servicemark rights, whether registered or not, trademark applications, and registrations of the same and like protections, and the entire goodwill of the business of the Company connected with and symbolized by such trademarks, trade names; copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret; any and all trade secrets and trade secret rights, including without limitation any rights to unpatented inventions, know-how and operating manuals; any and all source code; any and all design rights which may be available to the Company; customer lists; goodwill; all licenses, permits, agreements of any kind or nature, wherever located; any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the foregoing, whether now owned or hereafter acquired or arising and all accessions to, substitutions; and replacements for and rents, profits and products and proceeds of each and all of the foregoing (the “Collateral”).
(b)
Authorization to File Financing Statements, Etc. The Company hereby irrevocably authorizes the Lender at any time and from time to time to file in any applicable Uniform Commercial Code jurisdiction and in any other appropriate government filing office any initial financing statements or assignments, and any amendments or modifications thereto or continuations thereof, that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, assignment, or amendment, modification, or continuation.

(c)
Further Assurances. At any time and from time to time, the Company will duly execute, deliver and file with appropriate agencies such further instruments and documents and take such further actions as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Note (together with this Note, the “Loan Documents”) and of the rights and powers granted herein and under the other Loan Documents. Further to insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the security interest in the Collateral, the Company agrees, in each case at the Company’s own expense, that if the Company shall at any time hold or acquire any promissory notes or tangible chattel paper, deposit accounts, securities or investment property, electronic chattel paper, letter of credit rights, commercial tort claims, or any Collateral shall come into possession of a bailee, the Company shall promptly notify the Lender thereof and take any action reasonably requested by the Lender to insure the attachment, perfection and priority of, and the ability of the Lender to enforce, the security interest granted to the Lender in any and all of the Collateral.
(d)
Remedies. In addition to the rights and remedies hereunder (including under Section 4 hereunder), upon the occurrence and during the continuation of an Event of Default, the Lender shall have the right to collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, upon such terms and conditions as it may deem advisable and at such prices as it may deem best. The Company further agrees, if an Event of Default occurs and is continuing, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Company’s premises or elsewhere. In addition, subject to any applicable lease agreement, the Lender may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.
(e)
Nonexclusive Nature of Remedies. Failure by the Lender to exercise any right, remedy or option under this Note or applicable law, or any delay by the Lender in exercising the same, shall not operate as a waiver of any such right, remedy or option. The rights and remedies of the Lender under this Note shall be cumulative and not exclusive of any other right or remedy which the Lender has.
(f)
Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Lender is legally entitled, the Company shall be liable for the deficiency, together with interest thereon, together with the costs of collection and the fees, charges and disbursements of counsel.
(g)
Priority. All obligations in respect of this Note shall be senior indebtedness of the Company, and all liens and security interests in respect of the Loan Documents shall be first-priority liens and security interests. Except for the existing indebtedness to the Bondholders, the Company shall not incur or suffer to exist any indebtedness, and shall not grant, incur, or suffer to exist any liens or security interests, that is or are pari passu with or senior to the obligations, liens, and security interests in respect of the Loan Documents.
4.
Default.
(a)
This Note shall become immediately due and payable, and all amounts in respect of this Note shall be immediately accelerated, upon notice and demand by the Lender (except in the case of clauses (i) and (ii) below, which events (each an “Insolvency Event”) shall not require notice or demand by the Lender and in respect of which events such acceleration shall be automatic without any notice, demand, or other action of any person or entity), upon the occurrence of any of the following events of default (individually, an “Event of Default” and collectively, the “Events of Default”):

(i)
the liquidation, dissolution or insolvency of the Company, the adoption of any liquidation, dissolution, or insolvency resolution or plan by the Company or its directors, or the appointment of a receiver or custodian for the Company of all or substantially all of its property, if, in the case of an appointment that is not consented to and is opposed by the Company, such appointment is not terminated or dismissed within 60 days;
(ii)
the institution by or against the Company of any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, assignment for the benefit of creditors, insolvency or other similar law affecting the rights of creditors generally, now or hereinafter in effect and in the case of any such proceeding that is not consented to and is opposed by the Company, such proceeding is not dismissed within 60 days;
(iii)
the failure of the Company to timely make any payment of principal, interest or other amounts due on this Note on the Maturity Date or any other date the same becomes due and payable; or
(iv)
the material breach by the Company of any representation or warranty made by the Company hereunder, or the breach by the Company of any covenant hereunder (other than a breach described in the immediately preceding clause (iii), if such breach is not cured within thirty (30) days following the earlier of actual knowledge of such breach by the Company or notice of such breach by the Lender.
(b)
Upon the occurrence of an Event of Default, the Lender shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of Delaware or afforded by other applicable law. The Company hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact, with full irrevocable power and authority in the place and stead of the Company or in the Lender’s own name, for the purpose of carrying out the terms of this Note, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Note and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following solely upon the occurrence and during the continuation of an Event of Default: generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do at the Company’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary or desirable to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Note, all as fully and effectively as the Company might do.
5.
Representations, Warranties and Covenants of the Company. In connection with the issuance of this Note, the Company hereby represents and warrants to the Lender that:
(a)
Organization, Good Standing and Qualification. The Company is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)
Corporate Power. The Company has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note and the Loan Documents. The Board has approved the issuance of this Note based upon a reasonable belief that the issuance of this Note is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.
(c)
Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with issuance of this Note have been obtained.
(d)
Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note, the valid and enforceable obligations they purport to be. Notwithstanding the foregoing, no corporate action has been taken with respect to the authorization of a Qualified Financing.
(e)
[Reserved].
(f)
Compliance with Other Instruments. The authorization, execution, delivery and performance of this Note will not constitute or result in a material default or material violation of any law or regulation applicable to the Company, any material term or provision of the Company’s Certificate of Incorporation or Bylaws, any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ to which the Company is subject. The authorization, execution, delivery and performance of this Note will not be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company (other than in favor of Lender) or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties to the extent that such suspension, revocation, impairment, forfeiture or nonrenewal would not be material to the Company or its ability to perform its obligations under this Note.
6.
Representations, Warranties and Additional Agreements of the Lender. In connection with the issuance of this Note, the Lender hereby represents and warrants to the Company that:
(a)
Authorization. This Note constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Lender represents that it has full power and authority to enter into this Note.
(b)
Disclosure of Information. Without lessening or obviating the representations and warranties of the Company set forth in Section 5 above, the Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire this Note.
(c)
Investment Experience. Without lessening or obviating the representations and warranties of the Company set forth in Section 5 above, the Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note. The Lender also represents it has not been organized solely for the purpose of acquiring this Note.
(d)
Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect.
7.
Use of Proceeds. For as long as any of the Outstanding Amount remains outstanding, the Company agrees to limit the use of all advances for the development of the Company’s existing product candidates as currently contemplated by the parties. It is acknowledged that the amounts advanced pursuant to this Note will be used to fund the operations of the Company in connection with the development of the Company’s existing product candidates, as currently contemplated by the parties, prior to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of April 10, 2024, by and among the Company, Lender, Tango Merger Sub, Inc. and, solely in his capacity as company equityholder representative, Stephen Thomas (the “Merger Agreement”) and prior to the receipt by Lender of the funds contemplated by that certain securities purchase agreement, dated as of April 10, 2024, by and among Lender and the investors party thereto.
8.
No Prepayments Without Consent. This Note may not be prepaid, in whole or in part, at any time by the Company without the consent of the Lender. Any payment of this Note shall be applied first to costs and expenses due hereunder, then to the accrued interest hereunder, and then to the principal amount of this Note.
9.
Expenses. Subject to Section 4 and Section 12 of this Note, each party shall pay its own costs and expenses with respect to the negotiation, execution, delivery and performance of this Note.
10.
[Reserved].
11.
No Set-Off. All payments by the Company under this Note shall be made without set-off or counterclaim and be without any deduction or withholding for any taxes or fees of any nature, unless the obligation to make such deduction or withholding is imposed by law. To the extent that such amounts are so withheld pursuant to this Section 11, they shall be properly remitted to the appropriate governmental authority in a timely manner in accordance with applicable tax law and, to the extent so remitted, such withheld amounts will be treated for all purposes of this Note as having been paid to the Person in respect of which such withholding was made. The Company and the Lender shall reasonably cooperate to seek to reduce or eliminate any such deduction or withholding. The Lender agrees to deliver to the Company, prior to becoming a party to this Note, a properly executed IRS Form W-9 certifying that the Lender is not subject to backup withholding.
12.
Collection Expenses. If an Event of Default shall have occurred and is continuing, the Company shall pay to the Lender, in addition to principal and accrued interest thereon and subject to Section 1 hereof, all costs and expenses of collection of this Note, and of protecting, preserving or enforcing the Lender’s rights under or in respect of this Note or any of the Collateral, including but not limited to reasonable attorneys’ fees, court costs and other costs and expenses for the enforcement of payment of this Note, whether or not in connection with any Insolvency Event. Amounts due under this section shall constitute part of the obligations secured by the Collateral and shall become part of the principal amount hereunder and accrue interest as set forth above.
13.
Waivers. The Company hereby expressly and irrevocably waives presentment, demand, protest, notice of protest and all other notices in connection with this Note (except notice of acceleration to the extent required herein). No delay or extension on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note, and a waiver of any right on any one occasion shall not operate as a waiver of such right on any future occasion.
14.
General.
(a)
Transfers; Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided, however, that neither party hereto may transfer or assign its obligations hereunder, by operation of law or otherwise, without the consent of the other party; provided further, that Lender may transfer or assign this Note to any wholly-owned affiliate of Lender upon written notice to the Company and recordation of such permitted transferee in the Register (as defined below). The Company shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the persons or entities who hold beneficial interests in this Note (each, a “Registered Holder”) and the principal amounts (and interest) of the Note owing to any such Registered Holders pursuant to the terms hereof and from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Company shall treat each person or entity whose name is recorded in the Register pursuant to the terms hereof as a holder hereunder for all purposes of this Note.
(b)
Changes. The terms and provisions of this Note may be modified or amended only by a written instrument duly executed by the Company and by the Lender.
(c)
Notices. All notices, requests, consents and demands shall be made in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail (with return receipt requested) if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, in each case to the Company or to the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

If to the Lender:

Eliem Therapeutics, Inc.

PMB #117

2801 Centerville Road 1st Floor

Wilmington, DE 19808-1609

Attn: Executive Chairman of the Board

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

New York, New York 10007

Attention:

Christopher D. Barnstable-Brown

Email copy: cbb@wilmerhale.com

If to the Company:

Tenet Medicines, Inc.

2525 Smith Street

Scotch Plains, NJ 07076

Attention: Chief Executive Officer

Email copy: stephen@brightwoodbio.com

With a copy, which shall not constitute notice, to:

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention:

Miguel Vega; Ryan Sansom

Email copy: mvega@cooley.com; rsansom@cooley.com

15.
Enforceability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or enforceable, then such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced or disturbed thereby.
16.
Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.
17.
Governing Law. This Note and the obligations of the Company hereunder shall be governed by and interpreted and determined in accordance with the laws of the State of Delaware (excluding the laws and rules of law applicable to conflicts or choice of law).
18.
Termination and Release. Upon payment in full of all obligations owing under this Note (other than any inchoate indemnity or expense reimbursement obligations not yet due), this Note (including, for the avoidance of doubt, any rights held by Lender under Section 3, Section 4(b) and Section 12 hereof) and the security interests granted hereby shall terminate. To the extent any Collateral is sold not in contravention of the terms of this Note, then, in each case, any security interests granted hereby on such Collateral shall also terminate. In connection with any such termination, the Lender shall execute and deliver to the Company, at the Company’s expense, such documents that the Company shall reasonably request that are necessary to evidence such termination or release.

[Signature on following page]

IN WITNESS WHEREOF, the parties have duly executed this Note on behalf of the undersigned on the day and in the year first written above.

COMPANY:

TENET MEDICINES, INC.

By: /s/ Stephen Thomas

Name: Stephen Thomas

Title: Chief Executive Officer

LENDER:

ELIEM THERAPEUTICS, INC.

By: /s/ Adrew Levin

Name: Andrew Levin

Title: Executive Chairman of the Board of Directors

EXHIBIT A

Advances

Date	Amount of Advance	Aggregate Principal Following Funding (Including All Prior Advances)
May 14, 2024	$5,000,000	$5,000,000
[___]	$[___]	$[___]